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                        Baxter, Baker, Sidle & Conn, P.A.
                                Attorneys at Law
                       120 E. Baltimore Street, Suite 2100
                         Baltimore, Maryland 21202-1643

James E. Baker, Jr.                                    Telephone (410) 230-3800
Direct Line (410) 385-8122                             Facsimile (410) 230-3801
e-mail: jeb@bbsclaw.com




                                                                     EXHIBIT 5.1


                                                   May 21, 1999



Biospherics Incorporated
12051 Indian Creek Court
Beltsville, MD 20705

Ladies and Gentlemen:

         We have acted as counsel to Biospherics Incorporated, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, of 625,000 shares of Common Stock of the Company, $.005 par value per share, pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Registration Statement").

         In rendering the opinions contained herein, we have examined originals or photostatic or certified copies of all certificates, documents, agreements and other instruments as we have deemed appropriate.

         Based upon the foregoing, we are of the opinion that each of the 625,000 shares of the Common Stock of the Company covered by the Registration Statement, when issued by the Company in accordance with the Stock Purchase Warrant dated as of March 31, 1999 and May 21, 1999, and for not less than the par value thereof, will be duly authorized, validly issued, fully paid and nonassessable.



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Biospherics Incorporated
May 21, 1999
Page 2


         This opinion is furnished by us solely for the benefit of the Company in connection with the filing of the Registration Statement. We consent to the use of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      Baxter, Baker, Sidle & Conn, P.A.


                                      By:   /s/ James E. Baker, Jr.
                                            -----------------------------------
                                            James E. Baker, Jr., Vice President



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